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                                                                   EXHIBIT 10.80



                                    AGREEMENT

         Agreement, dated as of May 23, 2001 (the "Agreement"), by and among Telecom Americas, Ltd., a Bermuda company ("Telecom"), Williams International Telecom Limited, a Cayman Islands company ("WITL"), William Communications, LLC, a Delaware limited liability company ("Williams Communications"), and America Movil, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("AM"). Capitalized terms used herein that are not otherwise defined shall have the meetings ascribed to such terms in the Option Agreement, dated as of February 12, 2001 (the "Option Agreement"), by and among Telecom, WITL and Williams Communications.

         WHEREAS, Telecom, WITL and Williams Communications wish to amend the provisions of the Option Agreement as set forth in Section 1 of this Agreement;

         WHEREAS, Telecom wishes to assign all of its rights and obligations under the Option Agreement, except its obligations under Section 2.04 of the Option Agreement, to AM; and

         WHEREAS, AM wishes to exercise the Option and purchase the Option
Shares.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:

         SECTION 1. The Option Agreement is hereby amended as set forth below.

                  (a) The definition of "Option Shares" is hereby amended in its entirety to read as follows:

                  "Option Shares" means (x) the Williams International Shares,
(y) all of the outstanding quotas of and equity interests in Opticos, and (z) the quotas of and equity interests in Johi owned by WITL."

                  (b) Section 2.02 is hereby amended in its entirety to read as follows:

                  "SECTION 2.02. Exercise of Option. Purchaser may exercise the Option by delivering a written notice (the "Exercise Notice") to Williams Communications on or before May 24, 2001 (the "Expiration Date")."

                  (c) Section 3.01 is hereby amended in its entirety to read as follows:

                  "SECTION 3.01. Purchase and Sale. If Purchaser exercises the Option, at the Closing (as defined below) Williams Communications and WITL shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase, acquire, accept and take assignment and delivery of, from Williams Communications and WITL, all of the right, title and interest of Williams Communications and WITL in and to the Option Shares, free and clear of any and all Encumbrances. The aggregate purchase price in consideration of the Option Shares shall be U.S.$400 million (the "Purchase Price"), payable as follows:


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                  (i) U.S.$10 million (the "Closing Amount"), together with any interest due pursuant to Section 3.05(c) hereof, shall be payable on the Closing Date;

                  (ii) U.S.$290 million shall be payable on the later of the Closing Date and August 15, 2001; and

                  (iii) U.S.$100 million shall be payable on the later of the Closing Date and May 15, 2002.

                  Any amount payable hereunder that is not paid when due hereunder shall accrue interest during the period from and including the applicable due date, to but excluding the date the overdue amount is paid in full, at the rate of LIBOR plus 5% per annum."

                  (d) Section 3.04(d) is hereby amended in its entirety to read as follows:

                  "(d) (i) If the Closing occurs prior to August 15, 2001, Purchaser shall (x) pay to Williams Communications the Closing Amount, together with any interest due thereon pursuant to Section 3.05(c) hereof, by transfer of immediately available funds to an account (the "Account") designated by Williams Communications, for itself and for the account of WITL, at least three Business Days prior to the Closing, and (y) deliver to Williams Communications two non-interest bearing promissory notes, each substantially in the form attached hereto as Exhibit A, one in the principal amount of U.S.$290 million and payable on August 15, 2001, and the other in the principal amount of U.S.$100 million and payable on May 15, 2002.

                  (ii) If the Closing occurs on or after August 15, 2001 but prior to May 15, 2002, Purchaser shall (x) pay to Williams Communications U.S.$300 million, together with any interest due on the Closing Amount pursuant to Section 3.05(c) hereof, by transfer of immediately available funds to the Account, and (y) deliver to Williams Communications a non-interest bearing promissory note, in the form attached hereto as Exhibit A, in the principal amount of U.S.$100 million and payable on May 15, 2002.

                  (iii) If the Closing occurs on or after May 15, 2002, Purchaser shall pay to Williams Communications the Purchase Price, together with any interest due on the Closing Amount pursuant to Section 3.05(c) hereof, by transfer of immediately available funds to the Account."

                  (e) Section 3.05(c) is hereby amended in its entirety to read as follows:

                  "(c) Upon any extension of the Closing pursuant to Section 3.05(b) above, interest shall accrue on the Closing Amount from and after the date that is 60 days after the date of such extension at a rate of LIBOR plus 5% per annum until such amount has been received by Williams Communications; provided, however, that if such extension is due to a failure by the parties hereto to receive a Critical Permit, then such interest shall not begin to accrue until such Critical Permit has been obtained."

                  (f) Section 3.04(b) of the Option Agreement is hereby amended to provide that the share register of Williams International to be delivered by Williams


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Communications to Purchaser shall be duly amended on the Closing Date by
Williams International's registrar to show the transfer of the Williams International Shares to an entity designated by the Purchaser not less than three Business Days prior to the Closing.

                  (g) Exhibit A attached hereto is hereby incorporated as Exhibit A to the Option Agreement.

         SECTION 2. Except as amended hereby, the provisions of the Option Agreement are hereby ratified and confirmed and shall remain in full force and effect.

         SECTION 3. Pursuant to Section 5.06(a) of the Option Agreement and effective as of the date hereof, Telecom hereby assigns, transfers and conveys to AM, and AM hereby accepts and assumes, all of Telecom's rights and obligations under the Option Agreement, except Telecom's obligations under
Section 2.04 of the Option Agreement. Each of Williams Communications and WITL hereby consents to such assignment, transfer and conveyance under Section 5.06(a) of the Option Agreement.

         SECTION 4. Pursuant to Section 2.02 of the Option Agreement, AM hereby exercises the Option as of the date hereof, and each of Williams Communications and WITL hereby acknowledges and agrees that AM has exercised the Option in accordance with the terms and conditions of the Option Agreement on or before the Expiration Date.

         SECTION 5. This Agreement sets forth the entire agreement among the parties hereto relating to the subject matter hereof, supersedes all prior communications and understandings of any nature with respect thereto and may not be supplemented or altered except in writing signed by each of the parties hereto. THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. If any provision hereof would be invalid under applicable law, then such provision shall be deemed to be modified to the extent necessary to render it valid while most nearly preserving its original intent. No provision hereof shall be affected as a result of another provision being held invalid. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument.


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                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their duly authorized representatives as of the day and year first above written.

                                        AMERICA MOVIL, S.A. DE C.V.



                                        By: /s/ DANIEL HAJJ ABOUMRAD
                                           ------------------------------------
                                        Name: Mr. Daniel Hajj Aboumrad
                                        Title: President and Chief Executive
                                               Officer

                                        TELECOM AMERICAS, LTD.



                                        By: /s/ DANIEL HAJJ ABOUMRAD
                                           ------------------------------------
                                        Name: Daniel Hajj Aboumrad
                                        Title: Director



                                        By: /s/ LOUIS TANGUAY
                                           -------------------------------------
                                        Name: Louis Tanguay
                                        Title: Director

                                        WILLIAMS COMMUNICATIONS, LLC



                                        By: /s/ HOWARD JANZEN
                                           ------------------------------------
                                        Name: Howard Janzen
                                        Title: President & CEO

                                        WILLIAMS INTERNATIONAL TELECOM LIMITED



                                        By: /s/ S. MILLER WILLIAMS
                                           ------------------------------------
                                        Name: S. Miller Williams
                                        Title: Sr. Vice President

                                                                       EXHIBIT A

                             FORM OF PROMISSORY NOTE

U.S.$__                                                          Dated: __, 2001

                  FOR VALUE RECEIVED, the undersigned, AMERICA MOVIL, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States (the "Maker"), HEREBY PROMISES TO PAY TO THE ORDER OF WILLIAMS COMMUNICATIONS, LLC, a Delaware limited liability company (the "Lender"), the principal sum of ___ MILLION UNITED STATES DOLLARS (U.S.$__) on ____ (the "Maturity Date"), or such later date to which payment may be extended as mutually agreed upon in writing by the Maker and the Lender, at the Lender's principal business address at One Williams Center, P.O. Box 2400, MD 26, Tulsa, Oklahoma 74172 or at such other place as the Lender may specify by written notice to the Maker. The amount payable hereunder shall not bear any interest; provided, however, that if the amount payable hereunder is not paid on or prior to the Maturity Date, it shall accrue interest during the period from and including the Maturity Date, to but excluding the date the overdue amount is paid in full, at the rate of LIBOR (as defined under the Option Agreement, dated as of February 14, 2001 and amended on May __, 2001, by and among the Maker, Telecom Americas, Ltd., a Bermuda company, Williams International Telecom Limited, a Cayman Islands company, and the Lender) plus 5% per annum.

                  The Maker may prepay the principal amount of this Promissory
Note in whole or in part at any time or from time to time without premium or penalty.

                  This Promissory Note may be transferred or assigned by the Lender (or any of its transferees and assigns) upon due presentment for registration of assignment or transfer of this Promissory Note at the principal office of the Maker at Lago Alberto No. 366, Torre Telcel 1, Colonia Anahuac, 11320 Mexico, D.F., MEXICO, Phone: ++522-581-4429, Fax: ++522-581-4422 or 4423,
Attn: Mr. Alejandro Cantu Jimenez. Upon such due presentment for registration, the Maker shall issue to the assignee or transferee, as the case may be, a Promissory Note for a like aggregate principal amount substantially similar to this Promissory Note. No service charge shall be made for any such transfer, but the Maker may require payment by the transferor of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

                  This Promissory Note shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed in that State.

                                 AMERICA MOVIL, S.A. DE C.V.


                                 By:
                                    ----------------------------------
                                 Name: Daniel Hajj Aboumrad
                                 Title: President and Chief Executive Officer